Exhibit 10.6

CONVERTIBLE NOTE PURCHASE AGREEMENT

This Convertible Note Purchase Agreement (the “Agreement”) is made on June 20, 2023 by and among:

1	XCHG Limited, an exempted company incorporated with limited liability under the Laws of Cayman Islands (the “Company”) with a registered address at the offices of ICS Corporate Services (Cayman) Limited, 3-212 Governors Square, 23 Lime Tree Bay Avenue, P.O. Box 30746, Seven Mile Beach, Grand Cayman KY1-1203, Cayman Islands;

2	The individuals set forth in Schedule 2 (collectively the “Founders” and each a “Founder”); and

3	Mobility Innovation Fund, LLC (the “Purchaser”).

Each of the Company, the Founders and the Purchaser shall be referred to individually as a “Party” and collectively as the “Parties”.

Capitalized terms used herein shall have the meaning defined in the main body of this Agreement or set forth in Schedule 1 attached hereto.

RECITALS

The Company desires to issue and sell, and the Purchaser desires to purchase, a convertible promissory note in substantially the form attached to this Agreement as Exhibit A (the “Note”) which shall be convertible into shares or equity interests of the Company pursuant to the terms and conditions set forth in the Note Documents (as defined below). The shares or equity interests issuable upon conversion thereof are collectively referred to herein as the “Securities”.

AGREEMENT

In consideration of the premises, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.             Purchase and Sale of Note.

(a)             Sale and Issuance of Note. Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing (as defined below) and the Company agrees to sell and issue to the Purchaser the Note in the principal amount of US$2,000,000. The purchase price of the Note shall be equal to 100% of the principal amount of such Note (the “Purchase Price”).

(b)             Closing; Delivery.

Within five (5) Business Days (“Confirmation Period”) after the Company has provided the Purchaser with evidence (which is required to be provided by the Company) that all the conditions to the Closing as set forth in Section 6 (other than conditions that by their nature are to be satisfied at the Closing or that have been waived by the Purchaser in writing) have been satisfied, the Purchaser shall send written confirmation to the Company to the effect that all the conditions to the Closing as set forth in Section 6 (other than conditions that by their nature are to be satisfied at the Closing) have been satisfied or waived; provided that if the Purchaser has reasonable grounds to believe that any of the aforementioned conditions to the Closing has not been satisfied or waived, the Purchaser may give written notice to the Company within the Confirmation Period stating such facts and requesting the Company to provide further evidence of satisfaction of aforementioned conditions to the Closing, in which case the Confirmation Period shall be postponed to the end of three (3) days following the provision of such further evidence. In the event that the Purchaser fails to send the aforementioned written confirmation within the Confirmation Period (or the postponed Confirmation Period, as the case may be), such written confirmation shall be deemed to have been duly provided. On condition that the Lead Investor and each of the Onshore Co-Investors have sent written confirmation to the Beijing Entity that all conditions to the closings under the Convertible Loan Investment Agreement have been satisfied or waived (other than conditions that by their nature are to be satisfied at the Closing), the purchase and sale of the Note shall take place remotely via the exchange of documents and signatures within fifteen (15) Business Days after all the conditions to the Closing as set forth in Section 6 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) have been satisfied or waived, or at such other time and place as the Company and the Purchaser mutually agree upon, orally or in writing (which time and place are designated as the “Closing”); provided that the Closing shall in principle take place concurrently with the closing under the Convertible Loan Investment Agreement with respect to the Lead Investor and the Onshore Co-Investors unless otherwise agreed by the Company and the Purchaser; provided that the closings with respect to the Purchaser, the Lead Investor and the Onshore Co-Investors shall be several and independent, and none of the Investors (as defined below) shall be liable for any breach by any other Investor.

At the Closing, subject to the terms and conditions hereof, the Purchaser shall pay the Purchase Price of the Note by wire transfer to a bank account designated by the Company; provided that, the Company shall designate the bank account as set forth in a wire instruction in the form attached hereto as Exhibit B to the Purchaser in writing at least five (5) Business Days prior to the Closing. Once the Purchaser pays the Purchase Price to the bank account designated by the Company, such Purchase Price shall be deemed to be fully paid to the Company. Each Warrantor shall deliver to the Purchaser the executed signature pages to this Agreement and the Note.

At or around the date of this Agreement, the Beijing Entity may enter into certain Convertible Loan Investment Agreement (the “Convertible Loan Investment Agreement”) with certain other investor (the “Lead Investor”) and co-investors (the “Onshore Co-Investors”; together with the Purchaser and the Lead Investor, the “Investors”) for such Lead Investor and Onshore Co-Investors to extend convertible loans to the Beijing Entity. The Closing shall in principle take place concurrently with the closing under the Convertible Loan Investment Agreement with respect to the Lead Investor and Onshore Co-Investors.

2.             Share Purchase Agreement. Each party hereto understands and agrees that the conversion of the Note into Securities of the Company (the “Conversion”) shall be subject to applicable laws and will require such party’s execution of certain agreements relating to the purchase and sale of such Securities as well as any rights relating to such Securities.

3.             Representations and Warranties of the Warrantors. Each of the Warrantors hereby, jointly and severally, represents and warrants to the Purchaser that:

(a)             Organization, Good Standing and Qualification. Each Group Company is a corporation duly organized, validly existing and in good standing under the Laws of the applicable jurisdiction and has all requisite corporate power and authority to carry on its business as now conducted. Each Group Company is duly qualified to transact business and is in good standing in each jurisdiction.

(b)             Authorization. All corporate action on the part of each Group Company, its directors and its shareholders necessary for the authorization of this Agreement, the Note and all other documents contemplated by the aforementioned documents (the “Note Documents”) and the execution, delivery and performance of all obligations under the Note Documents, including the issuance and delivery of the Note and the reservation of the Securities issuable upon conversion of the Note has been taken or will be taken prior to the issuance of such Securities. The Note Documents, when executed and delivered by the Warrantors, shall constitute valid and legally binding obligations of the Warrantors, enforceable against the Warrantors in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other Laws of general application affecting enforcement of creditors’ rights generally, and as limited by Laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(c)             Valid Issuance of Securities. The Note and the Securities issuable upon conversion of the Note, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Series B+ Financing Documents, applicable securities laws and liens or encumbrances created by or imposed by the Purchaser. The Note and the Securities issuable upon conversion of the Note will be issued in compliance with all applicable securities laws.

(d)             No Conflicts. The execution, delivery and performance of this Agreement and each Note Document by each Warrantor or other Group Company as a party thereto (other than the Purchaser) do not, and the consummation by such Warrantor or Group Company of the transactions contemplated thereby will not result in any material violation of, be in material conflict with, or constitute a material default under any Governmental Order, any provision of the constitutional documents of any Group Company, or any applicable Laws.

(e)             Compliance. Each of the Warrantors is and at all times has been in compliance with all Laws applicable to it or its business, properties or assets in all material aspects and no event has occurred or could be reasonably be expected and no circumstance exists or could reasonably be expected that, with or without notice or lapse of time or both, would reasonably be expected to result in material violation by any Warrantor of, or a material failure on the part of such Warrantor to comply with, any Law. Each of the Group Companies has obtained the approvals which are necessary for its respective business and operations as now conducted in all material aspects and each of such approvals is valid and in full force and effect.

4.             Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company that:

(a)             Organization, Good Standing and Qualification. The Purchaser is an entity duly organized, validly existing and in good standing under the laws of the applicable jurisdiction.

(b)             Authorization. The Purchaser has full power and authority to enter into this Agreement and the Note Documents. Each of this Agreement and the Note Documents, when executed and delivered by the Purchaser, will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other Laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies.

(c)             No Conflict. The execution, delivery and performance of this Agreement and each Note Document by the Purchaser as a party thereto do not, and the consummation by the Purchaser of the transactions contemplated thereby will not result in any material violation of, be in material conflict with, or constitute a material default under any Governmental Order, any provision of the constitutional documents of the Purchaser, or any applicable Laws.

(d)             Purchase for Own Account. The Purchaser is, or will be conducting the transactions hereof and acquiring the Securities for its own account, not as a nominee or agent, and not with a view to or in connection with the sale or distribution of any part thereof. The source of the Purchase Price to be paid by the Purchaser will be lawful and in compliance with all applicable Laws.

(e)             Status of Investor. The Purchaser is (i) not a U.S. person within the meaning of Rule 902 of Regulation S under the Securities Act or purchasing the Conversion Shares outside the United States in compliance with Regulation S under the Securities Act and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction, or (ii) an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act.

5.             Covenants.

(a)             Series B+ Financing Documents. For purpose of the Conversion, the Parties agree to enter into an amended and restated Investors’ Rights Agreement of the Company and other ancillary documents, and cause the Company to adopt an amended and restated Memorandum and Articles of Association (the above documents and the Note Documents are collectively referred to as the “Series B+ Financing Documents”), under which, unless otherwise agreed by the Company and the Purchaser, the rights that the Purchaser enjoys with respect to the Securities shall be substantially same as the rights that the Lead Investor and Onshore Co-Investors enjoy with respect to its Series B+ Preferred Shares of the Company (excluding the right of the Lead Investor to appoint a director of the Company), and shall be substantially no less favorable than the rights that the series B investors enjoy with respect to the registered capital they hold in the Beijing Entity as a result of the series B financing of the Beijing Entity as set forth in the Shareholders Agreement of the Beijing Entity dated June 1, 2021 by and among the Beijing Entity, the Founders and other parties thereto (excluding the priority of壳牌资本有限公司in the pre-emptive rights and the right to appoint directors of the Company).

(b)             Authorization of Conversion Shares. In the event of Conversion, the Warrantors shall take all actions to cause the Company to authorize sufficient shares to enable the conversion of the Notes in accordance with the terms of the Note on or prior to the date of Conversion. When issued, all such shares shall be duly authorized, fully paid and non-assessable, and validly issued in accordance with Memorandum and Articles of Association and any relevant securities laws.

(c)             Waiver. The Warrantors shall cause all the shareholders of the Company to waive their respective pre-emption rights or other similar rights existing in any forms under any documents in respect any of the Securities.

(d)             Executory Period Covenants. From the date of the Closing and the earliest of (i) the Conversion, (ii) the repayment by the Company of entire principal amount and accrued interest under the Note, or (iii) the termination of this Agreement pursuant to Section 9, except as the Purchaser otherwise agrees in writing, as permitted or contemplated by the transactions contemplated under the Series B+ Financing Documents, the Restructuring Agreement, the Convertible Loan Investment Agreement or other documents relevant to the financing of the Company, or as required to conduct the business of the Group Companies in the ordinary course, none of the Group Companies shall (and the Warrantors shall not permit any of the Group Companies to) (aa) conduct any merger, split, dissolution, or liquidation, (bb) sell, purchase, assign, lease, transfer, pledge, encumber or otherwise dispose of all or substantially all assets of the Group Companies, (cc) issue, sell or grant any Equity Security, (dd) declare, issue, make or pay any dividend or other distribution with respect to any Equity Security, or (ee) authorize, approve or agree to any of the foregoing.

6.             Conditions to the Purchaser’s Obligations at Closing. The obligations of the Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived in writing by the Purchaser:

(a)             Note Documents. Each of the parties to the Note Documents, other than the Purchaser, shall have executed and delivered the Note Documents to the Purchaser.

(b)             Representations and Warranties; Performance. The representations and warranties of the Warrantors contained in Section 3 shall be true, correct, complete and not misleading in material aspects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing. Each Warrantor shall have performed and complied with all agreements, obligations and conditions contained in the Note Documents that are required to be performed or complied with by them, on or before the Closing without any action of breach.

(c)             Proceedings and Documents. All corporate and other proceedings in connection with the transactions to be completed at the Closing and all documents incident thereto with respect to this Agreement and the other Note Documents and the transactions contemplated hereby and thereby, shall have been completed in form and substance reasonably satisfactory to the Purchaser, and the Purchaser shall have received all such counterpart original or other copies of such documents as it may reasonably request. The Warrantors shall have obtained any and all permits, third party consents and waivers necessary or appropriate for consummation (without adverse effect) of the transactions contemplated by each Note Document, including without limitation any waiver of preemptive right by then existing shareholders of the Company relating to the transactions contemplated by each Note Document (including the Conversion).

(d)             Rui Ding Loan. The board of the Beijing Entity shall have adopted a resolution to approve and ratify the loan in the amount of RMB1,700,000 provided by the Beijing Entity for Rui Ding (丁锐).

(e)             Key Employees. Each of the Founders and Key Employees (as set forth in Schedule 3) shall have entered into an employment agreement, IP assignment agreement, confidentiality agreement and non-compete agreement acknowledged by the Purchaser with the Beijing Entity.

(f)             No Material Adverse Effect. There shall not have occurred a Material Adverse Effect from the date hereof until the Closing. The term “Material Adverse Effect” used in this Agreement shall mean, unless caused or reasonably expected to be caused by any event provided in the Restructuring Agreement, any (A) commencement of any proceedings of bankruptcy, liquidation, dissolution, reorganization or debt restructuring or disposal of major assets of any of the Warrantors, (B) forfeiture of any important permit, license or certificate necessitated by the operation of any Group Company; or (C) any condition, change or effect that, either alone or together with other condition, change or effect, directly or indirectly, (i) has had or could reasonably be expected to have a material adverse effect on the existing, business, assets, intellectual property, liabilities (including without limitation contingent liabilities), financial condition, results of operation or prospects of operation of any Group Company, (ii) has had or could reasonably be expected to have a material adverse effect on the licenses, permits or capabilities necessitated by the operation of any Group Company, or (iii) would impair the validity, binding effect or enforceability of the Note Documents such that has had or could reasonably be expected to have a material adverse effect on any Group Company or the initial public offering of the Company.

(g)             No Restraints. There shall have been no injunction, restraining order or other order or any other legal or regulatory restraint or prohibition having been issued or made by any court of competent jurisdiction or any governmental authority in effect precluding or prohibiting consummation of any part of the transactions contemplated hereby and under the other Note Documents.

(h)             No Litigation. No action shall have been instituted or threatened or claim or demand made against any Group Company or any Founder seeking to restrain or prohibit, or to obtain substantial damages with respect to, the consummation of the transactions contemplated by this Agreement or any other Note Document, and there shall not be in effect any order by a governmental authority of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement or any other Note Document.

(i)             No Material Change. From the date hereof until the Closing, there shall have not occurred with respect to any Group Company (aa) any material adverse change in the shareholding, corporate governance, business operation or financial condition, or any material legal disputes or change in personnel (in each case other than for the purpose of Restructuring); or (bb) any material change in the capability of performance of the obligations under the Note Documents by the Company and/or the Founders (other than for the purpose of Restructuring).

(j)             No Transfer. From the date hereof until the Closing, there shall have not been any transfer or creation of liens of or upon any or all shares of the Company held by any Founder (other than for the purpose of Restructuring).

(k)             No Violation; No Lien or Debt. From the date hereof until the Closing, there shall have not been any material violation of laws or regulations, disposal of or creation of liens upon the major assets, or incurrence of material debts (other than in the ordinary course of business) with respect to or by the Group Companies as continuously operating entities.

(l)             Approval of Investment. The investment committee or similar decision making body of the Purchaser shall have approved the transactions contemplated hereunder.

(m)             Restructuring Agreement; Capital Reduction. The Restructuring Agreement has been duly executed by the parties thereto. The Beijing Entity has made the announcement for its registered capital reduction in accordance with the Restructuring Agreement and the documents necessary therefore have been executed.

(n)             Closing Certificate. The Warrantors shall have executed and delivered to the Purchaser at the Closing a certificate dated as of the Closing stating that the conditions specified in this Section 6 have been fulfilled as of the Closing.

7.             Guarantee.

(a)             Guarantee. In consideration of the Purchaser entering into this Agreement and the Note and completing the transactions contemplated hereby or thereby, the Founders (the “Guarantors”) hereby, jointly and severally guarantee, the full and punctual payment of the principal amount and the accrued interest of the Note by the Company under the Note Documents in accordance with the terms and conditions thereof (if applicable). In the event that the Company fails to repay the entire principal amount and the accrued interest of the Note on time (if applicable), the Guarantors shall be jointly and severally liable for and pay any monetary damages claimed by the Purchaser.

(b)             Limitations. Notwithstanding anything to the contrary herein, the maximum aggregate liability of any Founder under this Agreement and any of the other Note Documents shall not exceed the fair realizable value of the Equity Securities of the Group Companies then held, directly or indirectly, by such Founder.

8.             Indemnity.

In the event of (i) any material breach or violation by the Warrantors of, or material inaccuracy or misrepresentation in, any representation or warranty made by the Warrantors contained herein or any of the other Note Documents; (ii) any material breach or violation by the Warrantors of any of the covenants under Section 5 hereof or any of the other Note Documents (each of (i) and (ii), a “Breach”), each of the Warrantors shall, and shall cause other Warrantors to, cure such Breach (to the extent that such Breach is curable) to the reasonable satisfaction of the Purchaser. The Warrantors shall also indemnify the Purchaser and its directors, officers, and Affiliates (the “Indemnitee”) for any and all direct losses, liabilities, damages, claims, obligations, penalties, settlements, deficiencies, costs and expenses, including without limitation, reasonable advisor’s fees and other reasonable expenses of investigation, defense and resolution of any Breach paid, suffered, sustained or incurred by the Indemnitee resulting from, or arising out of, or due to, any Breach.

9.             Termination.

(a)             Termination of this Agreement. This Agreement may be terminated before the Closing (i) by mutual written consent of the Parties, (ii) by the Purchaser, by written notice to the Company if there has been a material misrepresentation or material breach of a covenant or agreement contained in this Agreement on the part of any of the Warrantors, and such breach, if curable, has not been cured within thirty (30) days of such notice, (iii) by the Company, by written notice to the Purchaser if there has been a material misrepresentation or material breach of a covenant or agreement contained in this Agreement on the part of the Purchaser, and such breach, if curable, has not been cured within thirty (30) days of such notice, (iv) by any Party if, due to change of applicable Laws, the consummation of the transactions contemplated hereunder would become prohibited under applicable Laws, or (v) by the Company or the Purchaser, if the Closing fails to occur within forty-five (45) days after the date hereof (but if such failure to close results from the Company or the Purchaser’s (as the case may be) breach, such Party shall not be entitled to terminate the agreement) .

(b)             Effect of Termination. In the event that this Agreement is validly terminated pursuant to Section 9(a), the Parties shall be relieved of their duties and obligations arising under this Agreement after the termination date and such termination shall be without liability to any of the terminating parties; provided that no such termination shall relieve any Party hereto from liability for any breach thereby of this Agreement. The provisions of this Section 9, Section 8, Section 10(b), Section 10(c), Section 10(d), Section 10(e) and Section 10(h) hereof shall survive any termination of this Agreement.

10.             Miscellaneous.

(a)             Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. This Agreement is not assignable by either Party without the express prior written consent of all other Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b)             Confidentiality.

(i)             Disclosure of Terms. The terms and conditions of this Agreement, the Note Documents and the Series B+ Financing Documents, all exhibits and schedules attached hereto and thereto, and the transactions contemplated hereby and thereby (collectively, the “Transaction Terms”), including their existence, shall be considered confidential information and shall not be disclosed by any Party hereto to any third party except as permitted in accordance with the provisions set forth below.

(ii)             Permitted Disclosures. Notwithstanding the foregoing, the Company may disclose the existence of the investment or the Transaction Terms to any person or entity to which disclosure is approved in writing by the Purchaser. Each Party may disclose (x) the existence of the investment and the Transaction Terms to any of its Affiliate, employee, accountant, legal counsel, partner, limited partner, former partner, potential partner or potential limited partner or other third parties, in each case where such Persons have executed or are otherwise bound by appropriate non-disclosure obligations, and (y) the fact of the investment to the public, provided that any disclosure to the public shall be subject to the prior written consent from the Company. Any party hereto may also provide disclosure in order to comply with applicable Laws, as set forth in Section 10(b)(iii) below.

(iii)             Legally Compelled Disclosure. In the event that any Party is requested or becomes legally compelled (including without limitation, pursuant to any applicable Tax, securities, or other Laws and regulations of any jurisdiction) to disclose the existence of this Agreement or content of any of the Transaction Terms, such Party (the “Disclosing Party”) shall provide the other Parties with prompt written notice of that fact and shall consult with the other Parties regarding such disclosure. At the request of another Party, the Disclosing Party shall, to the extent reasonably possible and with the cooperation and reasonable efforts of the other Parties, seek a protective order, confidential treatment or other appropriate remedy. In any event, the Disclosing Party shall furnish only that portion of the information that is legally required and shall exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information.

(iv)             Other Exceptions. Notwithstanding any other provision of this Section 10(b), the confidentiality obligations of the Parties shall not apply to: (i) information which a restricted party learns from a third party having the right to make the disclosure, provided the restricted party complies with any restrictions imposed by the third party; (ii) information which is rightfully in the restricted party’s possession prior to the time of disclosure by the protected party and not acquired by the restricted party under a confidentiality obligation; or (iii) information which becomes publicly known without breach of confidentiality by the restricted party.

(v)             Press Releases, Etc. No announcements regarding the Purchaser’s investment in the Company may be made by any party hereto in any press conference, professional or trade publication, marketing materials or otherwise to the public without the prior written consent of the Purchaser and the Company, provided, that any such announcement made by any partner, limited partner, bona fide potential partner or bona fide potential limited partner of the Purchaser shall not be subject to the consent of the Company if disclosure of the same by any Party has already been approved.

(vi)             Other Information. The provisions of this Section 10(b) shall terminate and supersede the provisions of any separate nondisclosure agreement (if any) executed by any of the Parties with respect to the transactions contemplated hereby.

(c)             Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the Laws of the Hong Kong, without giving effect to principles of conflicts of law.

(d)             Dispute Resolution. The Parties hereto agree to use reasonable efforts to resolve any disputes arising out of or relating to this Agreement through consultation. In the event that the Parties are unable to resolve a dispute arising hereunder within thirty (30) days after the issuance of notice with respect to the aforementioned consultation by any Party hereof to any other Party, such dispute (including any dispute relating to the existence, validity, interpretation, performance, breach or termination of this Agreement or any dispute regarding non-contractual obligations arising out of or relating to this Agreement) shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the HKIAC Administered Arbitration Rules in force when the notice of arbitration is submitted. The seat of arbitration shall be Hong Kong. The number of arbitrators shall be three (3). The arbitration proceedings shall be conducted in English. The governing law of this arbitration clause shall be the Laws of Hong Kong. The parties hereto agree that any award rendered by the arbitral tribunal may be enforced by any court having jurisdiction over the parties or over the parties’ assets wherever the same may be located. All fees, costs and expenses (including attorney’s fees and expenses) incurred by any Party in connection with the arbitration shall be borne by the losing Party, or the Party as designated by the tribunal. To the extent that any Party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction or any court or from set-off or any legal process (whether service or notice, attachment prior to judgment, execution of judgment or otherwise) with respect to itself or any of its assets, whether or not held for its own account, such Party hereby irrevocably and unconditionally waives and agrees not to plead or claim such immunity in any disputes arising out of or relating to this Agreement. Nothing in this Section 10(d) shall be construed as preventing any Party from seeking an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction pursuant to Section 10(d).

(e)             Fees and Expenses. Each Party shall bear its own fees and expenses incurred for the transaction.

(f)             Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

(g)             Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(h)             Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by email, courier, overnight delivery service or confirmed facsimile, or 48 hours after being deposited in the mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth on the signature page below or as subsequently modified by written notice.

(i)             Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Parties. Any amendment or waiver effected in accordance with this Section 10(j) shall be binding upon the Purchaser and each transferee of the Securities, each future holder of all such Securities, and the Company.

(j)             Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable Law, the Parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each Party as close as possible to that under the provision rendered unenforceable. In the event that the Parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.

(k)             Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the Parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the Parties hereto are expressly canceled.

[Signature Page Follows]

The Parties have executed this Convertible Note Purchase Agreement as of the date first written above.

XCHG Limited

/s/ Yifei Hou

Name: Yifei Hou (侯亦飞)

Title: Director

Address: 12 Shuangyang Road, Daxing District, Beijing, PRC (北京市大兴区双羊路12号)

Attn: Rui Ding (丁锐)

Tel: 010-57215988

Email: ray@xcharge.com; simon@xcharge.com

Yifei Hou (侯亦飞)

/s/ Yifei Hou

Address: 12 Shuangyang Road, Daxing District, Beijing, PRC (北京市大兴区双羊路12号)

Attn: Rui Ding (丁锐)

Tel: 010-57215988

Email: ray@xcharge.com; simon@xcharge.com

Rui Ding (丁锐)

/s/ Rui Ding

Address: 12 Shuangyang Road, Daxing District, Beijing, PRC (北京市大兴区双羊路12号)

Attn: Rui Ding (丁锐)

Tel: 010-57215988

Email: ray@xcharge.com; simon@xcharge.com

SIGNATURE PAGE TO CONVERTIBLE NOTE PURCHASE AGREEMENT

The Parties have executed this Convertible Note Purchase Agreement as of the date first written above.

Mobility Innovation Fund, LLC

/s/ Wenhua Huang

Name: Wenhua Huang

Title: Managing Partner

/s/ Pin Ni

Name: Pin Ni

Title: Managing Partner

Address: 3000 Sand Hill Rd Building 4 STE 150, Menlo Park, CA 94025

Attn: Tao Wang

Tel:

Email: twang@saicusa.com

SIGNATURE PAGE TO CONVERTIBLE NOTE PURCHASE AGREEMENT

SCHEDULE 1

DEFINITIONS

SCHEDULE 2

LIST OF founders

SCHEDULE 3

LIST OF KEY EMPLOYEES

EXHIBIT A

FORM OF CONVERTIBLE PROMISSORY NOtE

EXHIBIT B

FORM OF WIRE INSTRUCTION